Exhibit 32.2

Certifications of Chief Financial Officer Pursuant to Section 1350

In connection with the annual report of Tekoil & Gas Corporation (the “Company”) on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission (the “Report”), I, Gerald Goodman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated result of operations of the Company for the periods presented.

Date: March 27, 2007
	By:	/s/ Gerald Goodman
Gerald Goodman
Chief Financial Officer

The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 1350, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 1350, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.